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                                                                   EXHIBIT 21.1


                           MATERIAL SUBSIDIARIES


RSL United States Operating Subsidiaries
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Name                                           State of Incorporation

RSL COM N. America, Inc.                       Delaware
RSL COM U.S.A., Inc.                           Delaware
RSL COM  PrimeCall, Inc.                       Delaware
Delta Three, Inc.                              Delaware
LDM Systems, Inc.                              New York

RSL Foreign Operating Subsidiaries
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Name                                           Country of Organization

RSL COM Europe Ltd.                            United Kingdom
RSL COM Sweden AB                              Sweden
RSL COM Finland OY                             Finland
Telecenter OY                                  Finland
RSL COM France S.A.                            France
RSL COM Deutschland GmbH                       Germany
RSL COM Nederland B.V.                         Netherlands
RSL COM Denmark A/S                            Denmark
RSL COM Japan K.K.                             Japan
Maxitel Servicos e Gestao de
  Telecomunicacoes, S.A.                       Portugal
RSL COM Italia S.r.L.                          Italy
RSL COM Venezuela C.A.                         Venezuela
Newtelco Telekom AG                            Austria
RSL Communications Spain, S.A.                 Spain
CallCom AG FUR TeleKommunization               Switzerland
European Telecom S.A./N.V.                     Belgium
European Telecom SARL                          Luxembourg
RSL COM Canada, Inc.                           Canada
RSL COM Australia Pty. Ltd                     Australia
  Call Australia Pty. Ltd.
  Associated Service Providers Pty. Limited
  Digiplus Pty. Limited
Power Serve Communications
  Consultants Pty. Limited
Talk 2000 Networks Pty. Limited
Telephone Bill Pty. Limited